                                                                 EXHIBIT 10(vv)

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                       UNIT PURCHASE AND MASTER AGREEMENT

                                   dated as of

                                 March 16, 2000

                                     between

                       GE MARQUETTE MEDICAL SYSTEMS, INC.

                                       and

                         NOVAMETRIX MEDICAL SYSTEMS INC.

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


                                TABLE OF CONTENTS


ARTICLE I  Purchase and Sale of Units and Issuance of Warrant................................4
        Section 1.1  Purchase and Sale of Units and Issuance of Warrant......................4
        Section 1.2  Closing.................................................................4
        Section 1.3  Delivery................................................................4

ARTICLE II  Representations and Warranties of the Company....................................4
        Section 2.1  Organization, Qualifications and Corporate Power........................4
        Section 2.2  Authorization of Agreements, Etc........................................5
        Section 2.3  Validity................................................................6
        Section 2.4  Authorized Capital Stock................................................6
        Section 2.5  SEC Documents; Financial Statements.....................................7
        Section 2.6  Litigation; Compliance with Law.........................................8
        Section 2.7  Intellectual Property...................................................8
        Section 2.8  Title to Properties.....................................................9
        Section 2.9  Taxes...................................................................9
        Section 2.10 Offering Exemption......................................................9
        Section 2.11 Environmental Matters...................................................9
        Section 2.12 Full Disclosure........................................................11
        Section 2.13 Brokers................................................................11

ARTICLE III  Representations and Warranties of Investor.....................................11
        Section 3.1  Organization, Qualifications and Corporate Power.......................11
        Section 3.2  Authorization of Agreements, Etc.......................................11
        Section 3.3  Investment Representation..............................................11

ARTICLE IV  Conditions to Closing...........................................................12
        Section 4.1  Conditions to Closing by Investor......................................12
        Section 4.2  Conditions to Closing by the Company...................................13

ARTICLE V  Covenants........................................................................14
        Section 5.1  Strategic Relationship.................................................14
        Section 5.2  Expenses...............................................................14

ARTICLE VI  Termination.....................................................................14
        Section 6.1  Termination............................................................14
        Section 6.2  Notice of Termination..................................................15
        Section 6.3  Effect of Termination..................................................15

ARTICLE VII  Indemnification................................................................15
        Section 7.1  Indemnification........................................................15
        Section 7.2  Third Party Claims.....................................................15



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
ARTICLE VIII  Miscellaneous.................................................................16
        Section 8.1  Public Announcement....................................................16
        Section 8.2  Amendments.............................................................17
        Section 8.3  Survival of Representations and Warranties.............................17
        Section 8.4  Successors and Assigns.................................................17
        Section 8.5  Severability...........................................................17
        Section 8.6  Descriptive Headings...................................................17
        Section 8.7  Notices................................................................17
        Section 8.8  Governing Law..........................................................18
        Section 8.9  Dispute Resolution.....................................................18
        Section 8.10 Final Agreement........................................................20
        Section 8.11 Delays or Omissions....................................................20
        Section 8.12 Remedies...............................................................20
        Section 8.13 Execution in Counterparts..............................................20




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                       UNIT PURCHASE AND MASTER AGREEMENT

               This Unit Purchase and Master Agreement (this "Agreement") dated as of March 16, 2000 is made by and between Novametrix Medical Systems Inc., a Delaware corporation (the "Company"), and GE Marquette Medical Systems, Inc., a Wisconsin corporation ("Investor").



                                    RECITALS

               WHEREAS, the Company is in the business of designing, developing, manufacturing and marketing monitors and sensors which provide continuous and non-invasive measurements of a patient's blood gas levels, cardiac output parameters and respiratory mechanics;

               WHEREAS, following the execution hereof the Company and Investor intend to continue to negotiate in good faith in an attempt to reach definitive written agreement with respect to an SPO2 Sensor Plan Profit Sharing Agreement (the "Profit Sharing Agreement"), a Product Development Agreement (the "Product Development Agreement") relating to the development of a module for the Company's NICO product, a manufacturing agreement (the "Manufacturing Agreement") relating to the manufacture by the Company of certain CO2 modules and smart anesthesiology modules ("SAM") (for multi-gas anesthetic analysis) for the Investor, a License Technology Transfer Agreement (the "License/Technology Transfer Agreement") for the use by the Company of Investor's SAM technology in the Company's products, and a Distribution Agreement (the "Distribution Agreement") relating to the distribution by Investor or its affiliates of the Company's products in certain agreed upon regions, including China and India, all as described in that certain letter (the "Letter") from Investor to the Company dated February 18, 2000; and

               WHEREAS, in connection with the product development and manufacturing relationship being negotiated between the Company and Investor, as described above, the Company desires to issue and sell to Investor, and Investor desires to purchase from the Company an aggregate of 250,000 units (each a "Unit") each consisting of two authorized and issued shares of common stock, par value $.01 per share, of the Company, held by the Company as treasury shares, including the associated rights to purchase shares of Series A Preferred Stock, par value $1.00 per share, of the Company issued pursuant to the rights agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, dated as of December 29, 1999 ("Common Stock") (the shares of Common Stock being purchased by Investor being referred to as the "Shares") and one two-hundred fifty thousandth of an interest in a warrant exercisable into 250,000 shares of Company Common Stock (the "Warrant") to be executed by the Company and issued to the Investor concurrently herewith;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:




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                             ARTICLE I

PURCHASE AND SALE OF UNITS AND ISSUANCE OF WARRANT

Section I.1 Purchase and Sale of Units and Issuance of Warrant. (a) Subject to the terms and conditions set forth herein, the Company agrees to issue, sell and deliver to Investor, free and clear of any liens, claims, charges, pledges, security interests, restrictions and encumbrances of any kind whatsoever ("Encumbrances"), and Investor agrees to purchase from the Company, 250,000 Units for $12.00 per unit in cash.

               (b) Subject to the terms and conditions set forth herein, the Company agrees to issue, sell and deliver to Investor, free and clear of all Encumbrances, the Warrant and the Shares.

Section I.2 Closing. The closing of the sale and purchase of the Shares and the Warrant (the "Closing") shall be held at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois at 10:00 a.m., local time, on March 16, 2000 or such other time, date and place as may be agreed to in writing by the Company and Investor (such time and date are herein called the "Closing Date").

Section I.3 Delivery. At the Closing, the Company will issue and deliver to Investor, against the payment by Investor of the aggregate purchase price of $3,000,000 by wire transfer of immediately available funds to an account which has been designated in writing by the Company, the Shares, duly executed by the Company and registered in the name of Investor, and the Company will issue and deliver to Investor the Warrant, duly executed by the Company and registered in the name of Investor.

                             ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to Investor as follows:

Section II.1 Organization, Qualifications and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on or to the assets, business,



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operations, profits, prospects or condition (financial or otherwise) of the
Company. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement (as defined below), and to issue, sell and deliver the Units, the Shares, the Warrant and, upon the exercise of the Warrant and payment of the Exercise Price (as defined in the Warrant), the Warrant Shares (as defined in the Warrant). The Company is not in violation or default of any provisions of its Certificate of Incorporation (the "Company Charter") or its Bylaws (the "Company Bylaws"). For purposes of this Agreement, "Subsidiary" with respect to any Person, shall mean any corporation or other entity (i) of which a majority of the securities or other ownership interests generally having the power to vote in the election of directors (or individuals serving similar functions) are at the time directly or indirectly owned by such Person (as defined herein), or (ii) as to which such Person directly or indirectly has the power to elect or designate such majority of the board of directors or such other individuals.

Section II.2 Authorization of Agreements, Etc. (a) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement, its performance of the obligations hereunder and thereunder and its consummation of the transactions contemplated hereby and thereby, and the issuance, sale and delivery of the Units, the Shares, the Warrant and, upon the exercise of the Warrant and payment of the Exercise Price, the Warrant Shares, (i) have been duly authorized by all requisite corporate action on the part of the Company and its directors and stockholders, (ii) do not and will not result in a violation of, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company and its Subsidiaries under, (A) any material laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any foreign, Federal, state, local or other governmental authority or regulatory body ("Governmental Body") or common law (collectively, "Requirements of Laws"), (B) the rules of the Nasdaq National Market System,


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(C) any material judgment, order, award or decree of any foreign, Federal, state, local or other court or tribunal and any award in any arbitration proceeding ("Court Order") applicable to the Company, (D) the Company Charter or the Company Bylaws, or (E) any provision of any material note, indenture, mortgage, contract, lease, agreement or other instrument to which the Company or any of its properties or assets is bound, (iii) will not require the approval, consent, authorization or act of, or the making of any declaration, filing or registration with any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Body (a "Person"), other than such post-Closing notifications or filings required under applicable Federal or state securities laws, if any, and (iv) will not result in Investor becoming an Acquiring Person (as defined in the Rights Agreement) or the occurrence of any right to exercise or automatic conversion of Rights (as defined in the Rights Agreement) issued pursuant to the Rights Agreement into shares of any class of capital stock of the Company.

               (b) The Shares, the Warrant and, upon exercise of the Warrant and payment of the Exercise Price (as defined in the Warrant), the Warrant Shares, have been duly authorized and validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and are free and clear of all Encumbrances. The Shares, the Warrant and the Warrant Shares are not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any Person.

Section II.3 Validity. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Investor, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or general principles of equity ("Bankruptcy Laws"). Each of the Registration Rights Agreement and the Warrant has been duly authorized and when executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the effect of Bankruptcy Laws.

Section II.4 Authorized Capital Stock. (a) The authorized capital stock of the Company consists of 20,000,000 shares of

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Common Stock and 90,000 shares of Series A preferred stock, par value $1.00 per share ("Series A Preferred Stock"). As of March 1, 2000, 8,124,281 shares of Common Stock were validly issued and outstanding, fully paid, and nonassessable, and 1,299,355 shares of Common Stock were validly issued, fully paid, and nonassessable and held by the Company as treasury stock; and no shares of Series A Preferred Stock were issued. Except with respect to the Warrant and as set forth on Schedule 2.4 or in the SEC Documents (as defined herein), (i) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (ii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. To the knowledge of the Company, there are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its Subsidiaries. Except for the Registration Rights Agreement, or as set forth on Schedule 2.4 or in the SEC Documents, there are no agreements or understandings granting to any Person any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of its capital stock.

               (b) The Company has issued and currently holds as treasury stock, and at all times from and after the date hereof will continue to hold, solely for the purpose of effecting the exercise of the Warrant, sufficient shares of Common Stock (either treasury stock or authorized but unissued shares of Common Stock) to provide for the full exercise of the Warrant. With respect to the foregoing, the parties shall at all times assume that the Warrant will be exercisable into the maximum number of shares of Common Stock issuable upon such exercise.

Section II.5 SEC Documents; Financial Statements. The Company has filed all documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1996. As of their respective dates, all documents filed by the Company with the SEC since January 1, 1996 (the "SEC Documents") complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as amended (the "Exchange Act"), as the case may be, and none of the SEC Documents included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein,

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in the light of the circumstances under which they were made, not misleading.
The consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as set forth in the SEC Documents, the Company and its Subsidiaries have no liabilities or obligations, contingent or otherwise, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the Company's balance sheet as of January 30, 2000 included in the Company's Quarterly Report on Form 10-Q for the quarter ended January 30, 2000, (ii) liabilities and obligations incurred since January 30, 2000 in the ordinary course of business consistent with past practice or (iii) liabilities under this Agreement, the Warrant and the Registration Rights Agreement. Since May 2, 1999, except as disclosed in the SEC Documents, the Company and its Subsidiaries have operated their business only in the ordinary course and there has not been, individually or in the aggregate, any material change in the condition (financial or otherwise), results of operations or business, earnings, assets or property of the Company and its Subsidiaries, other than changes disclosed in the SEC Documents.

Section II.6 Litigation; Compliance with Law. Except as set forth in the SEC Documents, there is no material civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, preceding or investigation at law or in equity by or before any Governmental Body or any arbitration or similar panel, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, and, to the knowledge of the Company, there is no basis for any of the foregoing. The Company is not in default with respect to any Court Order known to or served upon the Company. The Company has complied in all

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material respects with all Requirements of Laws applicable to its business, operations, properties, assets, products and services. The Company has all material permits, licenses and other authorizations ("Permits") required to conduct its business as currently conducted. All such Permits are in full force and effect, no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any such Permit, and no such Permit will be suspended, canceled or adversely modified as a result of the execution and delivery of this Agreement or the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.

Section II.7 Intellectual Property. The Company owns or possesses all licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business substantially as currently conducted and, to the knowledge of the Company, as proposed to be conducted, and no claim is pending or, to the knowledge of the Company, threatened to the effect that the operations of the Company infringe upon, misappropriate, violate or conflict with the asserted rights of any other Person under any Intellectual Property, and, to the knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened).

Section II.8 Title to Properties. The Company has good title, or valid leasehold interest in or contractual right to use all of its properties and assets, free and clear of all Encumbrances.

Section II.9 Taxes. The Company has filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all Taxes (as defined below) that have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. "Taxes", for purposes of this Agreement, means any Federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains,

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license, excise, employment, payroll, withholding or minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

Section II.10 Offering Exemption. Assuming the accuracy of the representations and warranties contained in Article III hereof, on the Closing Date and each date of issuance of the Warrant Shares, the issuance, sale and delivery of the Units, the Shares, the Warrant and the Warrant Shares to Investor will be exempt from registration under the Securities Act and under applicable state securities and "blue sky" laws.

Section II.11 Environmental Matters. (a) There has not been any release of Hazardous Substances in violation of any Environmental Laws on any of the real property currently or formerly owned, operated or leased by the Company or its Subsidiaries; (b) Neither the Company nor its Subsidiaries have used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of any Hazardous Substances to any place or location in violation of any Environmental Laws; and

               (c) Neither the Company nor any of its Subsidiaries has received any notice or other communication that it is or may be a potentially responsible person or otherwise liable for any Environmental Costs in connection with any waste disposal site allegedly containing any Hazardous Substances.

               (d) For purposes of this Agreement, (i) "Environmental Costs" means, without limitation, any actual or potential cleanup costs, remediation, removal, or other response costs (which without limitation shall include costs to cause the Company to come into compliance with Environmental Laws), investigation costs (including without limitation reasonable fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including without limitation, liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including without limitation damages (A) of third parties for personal injury or property damage, or (B) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter; (ii) "Environmental Laws" means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Sections 641, et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other Requirements of Laws governing Environmental Matters, as the same have been or may be amended from time to time, including

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any common law cause of action providing any right or remedy with respect to
Environmental Matters; (iii) "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and (iv) "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents or chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, infectious, carcinogenic, mutagenic, or etiologic agents) that are regulated by, or may form the basis of liability under, any Environmental Laws.

Section II.12 Full Disclosure. None of the representations and warranties of the Company contained in this Agreement or any written statement furnished by or on behalf of the Company pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

Section II.13 Brokers. No broker or finder acting on behalf of the Company or any of its Subsidiaries brought about the consummation of the transactions contemplated by this Agreement, and neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees in connection with the transactions contemplated by this Agreement.

                             ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR
               Investor represents and warrants to the Company as follows:

Section III.1 Organization, Qualifications and Corporate Power. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Investor has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement, and to purchase and receive the Units, the Shares, the Warrant and the Warrant Shares.

Section III.2 Authorization of Agreements, Etc. Investor has taken all requisite corporate action necessary to authorize its execution and delivery of this Agreement and the Registration

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Rights Agreement, its performance of the obligations hereunder and thereunder, and its consummation of the transactions contemplated hereby and thereby. This Agreement has been executed and delivered by Investor and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as enforceability may be limited by Bankruptcy Laws.

Section III.3 Investment Representation. Investor is acquiring the Shares and the Warrant and, if Investor exercises the Warrant, will acquire the Warrant Shares for Investor's own account and not with a view to reselling or distributing such securities in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the investment in the Shares, the Warrant and the Warrant Shares. Investor understands that the Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act or any applicable state securities laws (collectively, the "Acts") and that the Shares, the Warrant and the Warrant Shares may not be resold without registration under the Acts or any exemption therefrom. Investor has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of the Shares, the Warrant and the Warrant Shares and to obtain additional information (including, without limitation, documents) about the Company and it has obtained such information. Investor is not an entity formed solely to make this investment. Investor is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

                             ARTICLE IV

CONDITIONS TO CLOSING

Section IV.1 Conditions to Closing by Investor. The obligation of Investor to purchase the Units at the Closing is subject to the fulfillment to the reasonable satisfaction of Investor at or prior to the Closing of each of the following conditions:

               (b) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true, correct and complete, and those representations and warranties which are not so qualified shall be true, correct and complete in all material respects, in each case, on and as of the Closing Date as if made on and as of such date, and the Company shall have delivered to

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Investor a certificate of the Chief Executive Officer or President and the Chief
Financial Officer of the Company, dated the Closing Date, to that effect.

               (c) Performance. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects and the Company shall have delivered to Investor a certificate of the Chief Executive Officer or President and the Chief Financial Officer of the Company, dated the Closing Date, to that effect.

               (d) Qualifications. On or prior to the Closing Date, all authorizations, approvals or permits of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Body that are required prior to the Closing in connection with the issuance of the Units, the Shares and the Warrant and the consummation of the transactions contemplated by this Agreement shall have been duly obtained or satisfied and shall be effective on and as of the Closing Date.

               (e) Secretary's Certificate. At the Closing, the Company shall have delivered to Investor copies of the Company Charter, certified by the Secretary of State of the State of Delaware, and copies of each of the following, in each case certified as of the Closing Date by the Secretary of the
Company:

                      (i)  the Company Bylaws;

                      (ii) resolutions of the Board of Directors of the Company, authorizing and approving, as appropriate, this Agreement and the transactions contemplated hereby, and the execution, issuance, sale and delivery of the Units, the Shares, the Warrant and the Warrant Shares; and

                      (iii) the signatures and incumbency of the officers of the
               Company authorized to execute and deliver this Agreement, the Registration Rights Agreement and the Warrant.

               (f) Good Standing Certificates. At the Closing, the Company shall have delivered to Investor a good standing certificate dated not more than five business days prior to the Closing Date relating to the Company from the State of Delaware.

               (g) Warrant. At the Closing, the Company shall have executed and delivered to Investor the Warrant.

               (h) Legal Opinion. At the Closing, Thomas M. Haythe, Esq., General Counsel of the Company, shall have delivered to Investor an opinion, dated the Closing Date, addressed to Investor and in the form attached hereto as Exhibit C.


               (i) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered to Investor the Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the "Registration Rights Agreement").

Section IV.2 Conditions to Closing by the Company. The obligation of the Company to issue the Units at the Closing is subject to the fulfillment to the reasonable satisfaction of Company at or prior to the Closing of each of the following conditions:

               (b) Accuracy of Representations and Warranties. The representations and warranties of Investor contained in this Agreement which are qualified as to materiality shall be true, correct and complete, and those representation and warranties which are not so qualified shall be true, correct and complete in all material respects, in each case, on and as of the Closing Date as if made on and as of such date, and Investor shall have delivered to the Company a certificate of an officer of Investor, dated the Closing Date, to that effect.

               (c) Performance. All covenants and agreements contained in this Agreement to be performed or complied with by Investor on or prior to the Closing Date shall have been performed or complied with in all material respects and Investor shall have delivered to the Company a certificate of an officer of Investor, dated the Closing Date, to that effect.

               (d) Qualifications. On or prior to the Closing Date, all authorizations, approvals or permits of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Body that are required prior to the Closing in connection with the issuance of the Shares and the Warrant and the consummation of the transactions contemplated by this Agreement shall have been duly obtained or satisfied and shall be effective on and as of the Closing Date.

                             ARTICLE V

COVENANTS

Section V.1 Strategic Relationship. The parties agree to negotiate in good faith to extend their strategic business relationship (the "Strategic Relationship") to include the Profit Sharing Agreement, the Product Development Agreement, the Manufacturing Agreement, the License/Technology Transfer Agreement and the Distribution Agreement (the "Implementation Agreements") and to implement the specific projects contemplated thereby (as outlined in the Recitals hereof), the first of which is intended to be the Profit Sharing Agreement. Unless otherwise provided in those agreements, the terms of Sections 8.8 and 8.9 of this Agreement shall apply to the Implementation Agreements and to any additional agreements as may be executed by the parties in furtherance of the Strategic Relationship.

Section V.2 Expenses. Except as otherwise provided herein, each party shall pay its own costs and expenses in connection with the negotiation and preparation of this Agreement, the Registration Rights Agreement and the Warrant (including the fees and expenses of its counsel and advisors retained in connection with this Agreement, the Registration Rights Agreement, the Warrant and the transactions contemplated hereby and thereby). The Company shall pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Investor of the Units, the Shares the Warrant and, upon exercise of the Warrant and payment of the Exercise Price, the Warrant Shares and shall indemnify and save Investor and any other holder of the Shares or Warrant shares harmless without limitation as to time against any and all liabilities with respect to such taxes. The Company shall not be responsible for any taxes in connection with the transfer of the Shares or Warrant Shares by the holder thereof. The obligations of the Company under this Section 5.3 shall survive the termination of this Agreement.

                             ARTICLE VI

TERMINATION

Section VI.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

               (b)  by the mutual consent of Investor and the Company;

               (c) by Investor or the Company if the Closing shall not have occurred on or before April 17, 2000 (or such later date as may be mutually agreed to by Investor and the Company);

               (d) by Investor in the event of any material breach by the
                   Company of any of the Company's agreements, representations or warranties contained herein and the failure of the Company to cure such breach within seven days after receipt of notice from Investor requesting such breach to be cured; or

               (e) by the Company in the event of any material breach by
                   Investor of any of Investor's agreements, representations or warranties contained herein and the failure of Investor to cure such breach within seven days after receipt of notice from the Company requesting such breach to be cured.

Section VI.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 6.1 shall give notice of such termination to the other party to this Agreement.

Section VI.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article VI, all further obligations of the parties under this Agreement (other than Article VII and Sections 5.3, 8.8 and 8.9) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                             ARTICLE VII

INDEMNIFICATION

Section VII.1 Indemnification. The Company shall indemnify, defend and hold Investor and its directors, officers, employees, affiliates and agents (collectively, the "Indemnified Persons") harmless from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs and attorneys' fees (collectively, "Losses"), that any Indemnified Person shall incur or suffer, which arise, result from, or relate to any breach or alleged breach of, or failure or alleged failure by the Company to perform, any of its representations, warranties, covenants or agreements in this Agreement, the Warrant, the Registration Rights Agreement or in any certificate or instrument furnished or to be furnished by the Company hereunder or thereunder.

Section VII.2 Third Party Claims. If any indemnifiable claim by a third party is made against any Indemnified Person, such Indemnified Person shall promptly provide written notice to the Company of such claim; provided that the failure to give such notice shall not affect any rights of such Indemnified Person hereunder except to the extent the Company is materially prejudiced by such failure to give notice. By delivering written notice to such Indemnified Person within 15 days after receipt of such Indemnified Person's notice, the Company may, or upon written request of such Indemnified Person shall, assume the defense of such claim at its sole expense through counsel reasonably satisfactory to such Indemnified Person, provided that (i) the Company shall not permit any Encumbrance upon any asset of such Indemnified Person, (ii) the Company shall permit such Indemnified Person to participate in such settlement or defense through counsel selected by such Indemnified Person at such Indemnified Person's expense, and (iii) the Company shall agree to promptly reimburse such Indemnified Person for the full amount of its liability to the third party claimant. If the Company shall not have employed counsel to defend such claim or if such Indemnified Person shall have reasonably concluded that the position of such Indemnified Person and the Company may be in conflict, the Company shall not have the right to direct the defense of any such claim on behalf of such Indemnified Person and the legal and other expenses incurred by such Indemnified Person shall be borne by the Company. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might have a material adverse effect on the interests of the Company without the prior written consent of the Company (which shall not be unreasonably withheld). Notwithstanding anything in this Article VII to the contrary, the Company shall not, without the written consent of the Indemnified Person, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Person of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the Indemnified Person other than as a result of money damages or other money payments. The Company shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Person in enforcing the indemnity provided for in this Article VII.

                             ARTICLE VIII

MISCELLANEOUS

Section VIII.1 Public Announcement. Neither the Company nor Investor shall make, nor allow their respective financial consultants, accountants or attorneys to make, without the prior written consent of the other, any release to the press or any other public disclosure concerning this Agreement, the Registration Rights Agreement, the Warrant or the Strategic Relationship or the transactions contemplated hereby or thereby, except such public disclosure as may be required under any applicable law, regulation or government order.

Section VIII.2 Amendments. The provisions of this Agreement may be amended only by a written amendment executed by the Company and Investor.

Section VIII.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the consummation of the Closing, and any investigation made at any time by or on behalf of Investor.

Section VIII.4 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of either of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.
Section VIII.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section VIII.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

Section VIII.7 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by courier or by facsimile transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers set forth below.

               If to Investor:     GE Marquette Medical Systems, Inc.
                           8200 West Tower Avenue
                           Milwaukee, Wisconsin 53223
                           Attention:  Chief Executive Officer
                           Facsimile: (414) 362-3553

               with a copy to:              GE Marquette Medical Systems, Inc.
                           8200 West Tower Avenue
                           Milwaukee, Wisconsin 53223
                           Attention: General Counsel
                           Facsimile: (414) 362-2824

               If to the Company:   Novametrix Medical Systems Inc.
                           5 Technology Drive
                           Wallingford, CT 06492
                           Attention: President
                           Facsimile: (203) 269-0189

               with a copy to:              Thomas M. Haythe, Esq.
                           90 Park Avenue, 15th Floor
                           New York, NY  10016
                           Facsimile: (212) 210-9444

               All such notices, requests and other communications will (x) if delivered personally or by courier to the address provided in this Section, be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number provided in this Section, be deemed given when receipt of transmission has been orally confirmed by the sending party, and (z) if delivered by first class or registered mail in the manner described above to the address as provided in this Section, be deemed given three (3) Business Days after deposit in the United States Mail (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

Section VIII.8 GOVERNING LAW. THIS AGREEMENT AND THE IMPLEMENTATION AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH OF THE PARTIES HERETO AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK FOR SUCH PERSONS AND WAIVES AND COVENANTS NOT TO ASSERT OR PLEAD ANY OBJECTION WHICH THEY MIGHT OTHERWISE HAVE TO SUCH JURISDICTION AND SUCH PROCESS.

Section VIII.9 Dispute Resolution. (a) In the event of any controversy, claim or dispute between the parties arising out of or relating to this Agreement or any Implementation Agreement or any alleged breach thereof, the parties shall submit such dispute to non-binding mediation in the Borough of Manhattan, County of New York, State of New York for a period of 60 days prior to initiating any legal action in connection therewith, provided that nothing herein shall prevent the party seeking enforcement from seeking temporary or preliminary injunctive relief in accordance with Section 8.12 hereof from a state or federal court sitting in the Borough of Manhattan, County of New York, State of New York (which court shall have exclusive jurisdiction over any such request for relief) to the extent necessary to protect itself from any irreparable harm that it would suffer during the 60-day mediation period. If the parties are unable to agree upon a mediator within five business days after receipt of written notice of a claim, either party may apply to the American Arbitration Association for the appointment of a mediator, which appointment shall be final and binding on both parties. The mediation shall be conducted pursuant to the mediation rules of the American Arbitration Association then in effect, unless the parties agree to an alternative procedure. Each party shall participate in good faith in such mediation, shall bear its own costs of such mediation and shall share the cost of the mediator equally.

               (b) If any dispute cannot be resolved pursuant to the preceding paragraph within the 60-day mediation period, either party may demand, within 30 days after the end of the 60-day mediation period, that the dispute be submitted to binding arbitration by so notifying the other party in writing (the "Arbitration"). The Arbitration shall be conducted in the Borough of Manhattan, County of New York, State of New York, before a single arbitrator. The arbitrator shall be appointed, and the Arbitration shall be conducted, under the rules of the American Arbitration Association in effect at the time of such arbitration, provided that the arbitrator shall have no power to award punitive, exemplary or consequential damages to any party to the Arbitration. The arbitrator's decision shall be final, conclusive and binding on the parties to the Arbitration, shall be enforceable in any court of competent jurisdiction, and shall be the exclusive forum for any claims arising out of this Agreement or the subject matter hereof.

Section VIII.10 Final Agreement. This Agreement, together with those documents which are exhibits hereto, constitute the final agreement of the parties concerning the matters set forth herein and therein, and supersedes all prior and contemporaneous agreements and understandings.

Section VIII.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of Units, Shares, the Warrant or the Warrant Shares upon any breach or default of the Company under this Agreement, the Warrant or the Registration Rights Agreement or any other agreement contemplated hereby or thereby shall impair any such right, power or remedy of any such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement, the Warrant or the Registration Rights Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under either this Agreement, or the Warrant or the Registration Rights Agreement, or otherwise afforded to any holder of Shares or the Warrant shall be cumulative and not alternative.

Section VIII.12 Remedies. Subject to Section 8.9 hereof, in case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by either party, the other party may proceed to protect and enforce its rights either by suit in equity or by action at law (or both), including, but not limited to, actions for damages as a result of any such breach for specific performance of any such covenant or agreement contained in this Agreement.

Section VIII.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                            NOVAMETRIX MEDICAL SYSTEMS INC.

                            By:       /s/ William J. Lacourciere
                                      ----------------------------------
                            Title:    President and Chief Executive Officer
                                      -------------------------------------

                            GE MARQUETTE MEDICAL SYSTEMS, INC.



                             By:       /s/ Frederick A. Robertson
                                       ----------------------------------
                             Title:    President and Chief Executive Officer
                                       -------------------------------------